[TIAA-CREF LOGO]

Teachers Insurance and Annuity Association
College Retirement Equities Fund
730 Third Avenue
New York, New York 10017-3206

                                                   Charles H. Stamm
                                                   Executive Vice President and
                                                   General Counsel
                                                   (212) 916-6218


                                 August 20, 1997


The Board of Trustees
TIAA-CREF Mutual Funds
730 Third Avenue
New York, New York 10017-3206


Ladies and Gentlemen:


         This opinion is furnished in connection with the filing of pre-effective amendment No. 2 to the Registration Statement (File Nos. 333-21821 and 811-08055) on Form N-1A for the TIAA- CREF Mutual Funds. The Registration Statement covers an indefinite amount of securities in the form of shares of beneficial interest in the TIAA-CREF Mutual Funds (the "Shares").

         I have examined the Declaration of Trust, By-laws and other corporate records of the TIAA-CREF Mutual Funds, and the relevant statutes and regulations of the State of Delaware. On the basis of such examination, it is my opinion that:

         1. The TIAA-CREF Mutual Funds is a business trust duly organized and validly existing under the laws of the State of Delaware.

         2. The Shares have been duly authorized and, when issued as contemplated by the Registration Statement, will be validly issued, fully-paid and non-assessable.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference tomy name under the heading "Legal Matters" in the Statement of Additional Information.


                                                    Sincerely,

                                                    /s/ Charles H. Stamm

                                                    Charles H. Stamm
                                                    Executive Vice President
                                                    and General Counsel